UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  July 15, 1999



                             WARRANTECH CORPORATION
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             (Exact name of registrant as specified in its charter)

_____Delaware____                ____0-13084____              ___13-3178732____
(State or other juris-         (Commission File Number)           (IRS Employer
diction of incorporation)                                   Identification No.)

                    300 Atlantic Street, Stamford, Connecticut      ___06901___
                     (Address of Principal Executive Offices)       (Zip Code)

Registrant's  telephone  number,  including area code (203) 975-1100

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

Item 5.  Other Events.

        Warrantech Corporation (the "Company") announced on July 15, 1999 that it is reviewing its accounting policy with respect to revenue recognition. For the past eight years, the Company has recognized revenue immediately in direct proportion to costs incurred. The review was undertaken after the Company's independent auditor, Ernst & Young, raised the issue concerning the Company's revenue recognition policy shortly before the due date for filing the Company's Annual Report on Form 10-K for its 1999 fiscal year.

        Prior to adopting its revenue recognition policy in 1991, the Company had its revenue recognition policy reviewed with the Financial Accounting Standards Board ("FASB") and the Securities and Exchange Commission (the "SEC"). Both FASB and the SEC concurred with the Company's revenue recognition policy and, as a result of their affirmation, for the past eight years, the Company has recognized revenue immediately in direct proportion to costs incurred. Furthermore, the Company has consistently received unqualified opinions from its independent auditors.

        In view of the issues raised by Ernst & Young, the Company will shortly again request the views of FASB with respect to the revenue recognition issue to confirm that its current manner of presentation of its results is still in conformity with generally accepted accounting principles. It should be emphasized that the issue concerning the Company's revenue recognition policy does not involve any accounting irregularities; it only involves a disagreement with the Company's new auditors as to whether an accounting policy which the Company has been following for the past eight years should continue to be followed.

        Because of the unresolved issues regarding the Company's financial statements, the Company was unable to file its Annual Report on Form 10-K for the fiscal year ending March 31, 1999. As a consequence of the Company's inability to file its Form 10-K, the Company has received notice from Nasdaq that the Company's common stock is subject to being delisted from the Nasdaq
Stock Market. The Company has informed Nasdaq that it is appealing such delisting and a formal hearing with respect to such delisting has been scheduled for August 27, 1999. Pending the outcome of this hearing, the Company's common stock will continue to trade on the Nasdaq system under the symbol "WTECE". In light of the Nasdaq action, and the recent weakness in the Company's common stock, as well as to clarify any confusion regarding the Company's financial condition and operations and to address rumors regarding such financial condition and operations, the Company has decided to file this Current Report as well as its Form 10-K, which will be filed shortly. Such Form 10-K filing will include all of the information required under Parts I, III and IV. The information required to be provided under Part II with respect to the Company's financial statements and management's discussion and analysis of results of operations and financial condition will be promptly filed supplementally following the resolution of the issue regarding revenue recognition and the completion of the audit of the Company's financial statements.

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The Company's Revenue Recognition Policy

        Ernst & Young has informed the Company that it believes that the Company's revenue recognition policy should be changed because in recent years the Company's subsidiaries have been classified as the obligors for a portion of the service contracts which they administer, and as a result, the Company should be required to straight line its revenues over the duration of the service contracts, as opposed to the current method, in which the Company recognizes revenues in direct proportion to the cost incurred.

        The Company's management believes that Ernst & Young is not correct because 100% of the risk related to the payment of claims under the service contracts is and has been covered by an unaffiliated insurance company and the Company and its subsidiaries are not exposed to any risk of payment for claims. All the insurance companies used by the Company to cover the claims made by consumers under the service contracts are rated not less than Excellent by A.M. Best & Company.

        The Company, through its wholly owned subsidiaries, designs and provides administration for, Extended Service Contract (ESC) Programs, which are sold through retailers, utility companies and financial institutions in conjunction with their sale of consumer products such as televisions, VCR's, computers, home office equipment, stereo equipment, refrigerators and other electronic and household appliances, and dealers in automotive products such as automobiles, trucks and recreational vehicles. In addition, the Company offers its program development and administrative expertise and services to manufacturers and insurance companies as an administrator of warranty programs. The International segment provides these same services outside the United States predominately in the United Kingdom, Central and South America, Puerto Rico and the Caribbean.

        An ESC program provides the retailer's customer with an extension, for a specified period of time (or mileage, in the case of automotive related programs), of coverage similar to that provided by the manufacturer under the terms of their product warranty(s). This coverage generally provides an insurance arrangement for the repair or replacement of the product, or a component thereof, in the event of a failure in workmanship or parts. Except for a small deductible paid by the consumer, in some of the programs, the repair or replacement will be provided by the insurance company at no cost to the consumer during the term of the contract.

        The extended service contract is a transaction consummated by the retailer with the consumer. Some of the transactions occur with the business being "Dealer Obligor", while other transactions occur as "Administrator Obligor". In both cases, the obligation is assumed in total by the insurer. The length of term of the ESC ranges from one year to seven years, with an average of four years.

        The payments made by the consumer for the ESC and claims made by the consumer under the ESC are handled in the same manner regardless of whether the Company or the retailer is classified as the obligor under the ESC. In either instance, the Company acts as intermediary between the customer who receives the service contract and the insurance company which pays the claims under the service contract. The retailer receives payment from the consumer and, after deducting a commission, forwards the balance to the Company as trustee for the insurance company. The Company, in turn, retains a fee for its Program Development, Marketing and Sales, Regulatory Compliance and Data Acquisition efforts required in the installation of the ESC program and deposits the balance of the amount received from the retailer or dealer into a trust account for the benefit of the insurance company. The Company is designated as the Administrator or Managing General Agent of the insurance carrier which covers claims under the vehicle service contracts administered by the Company. Certain of the Company's subsidiaries are licensed as insurance agents or brokers in most states. The monies deposited into the trust account are deemed to be premiums under the agent/administrator agreements between the Company and the insurance company.

        When a claim for repair is made by a consumer under the ESC, the consumer calls the Company. The Company evaluates the claim and, if it is covered, the Company refers the consumer to an independent repair facility to make the repair. The Company itself does not make the repair. After the repair is made, the Company causes a check to be drawn from the insurance carrier's trust account and arranges for payment to the repair facility.

        Whether the Company or the retailer is the seller/obligor under the ESC, the risk of loss is borne 100% by the insurance company under a Contractual Liability Insurance policy in which the Company and retailer or dealer are named insureds. All of the ESC's marketed under the ESC program contain a provision which gives the consumer the express right to assert a claim against the insurance carrier directly for the cost of the repair. Some states have statutes or regulations which give the consumer this "pass through" right as a matter of law. If the payments for claims under the ESC's exceed the premium reserves maintained by the insurance company, the insurance company incurs the loss and no portion of such loss may be charged to the Company.

Prior Review of Revenue Recognition Policy

        In 1991, the Company sought the views of FASB and the SEC staff regarding the Company's application of the revenue recognition policy described above to the Company's operations and, in particular, confirmation that FASB Technical Bulletin 90-1 ("TB 90-1"), which would require revenue to be recognized on a straight line basis rather than in direct proportion to costs incurred, was not applicable to the Company. The Company's accountants received an informal opinion from FASB that TB 90-1 is not appropriate if an ESC obligor transfers risk of loss through the purchase of insurance. In such case, the full cost of insurance would have to be known and fixed and all risk of loss must be transferred to the carrier. Based on such informal opinion, the Company requested a determination from the SEC staff that TB 90-1 would not be applicable and that the Company was permitted to continue to use the proportional method of revenue recognition. In a letter dated November 15, 1991, the Company was informed that the staff would not object to the conclusions of the Company and its independent accountants that TB 90-1 is not applicable and that proportional revenue recognition is appropriate.

Anticipated Impact of any Required Change in Revenue Recognition Policy

        The Company believes that the revenue recognition policy which it has followed over the past eight years correctly reflects the economic reality of its business because it enables the Company to match revenues with expenses. Under its present accounting policy, the Company includes in the revenue which it recognizes the premiums which it receives from the dealers and retailers because, pursuant to its agreements with the insurance companies, the Company is required immediately to deposit those premiums into the insurance companies' trust accounts for the payment of claims. Under the accounting policy proposed by Ernst & Young, the Company would be required to defer a substantial portion of the premium revenues over the life of the service contracts even though the Company is not required to expend any of its own assets for claims which are made.

        As a practical matter, if the Company were required to change its revenue recognition policy to that required under TB 90-1, the effect would be to substantially distort the results of operations and the Company's financial condition because of the significant delay in recognizing revenues as an offset to recognized expenses. The Company further believes that such a presentation would result in a gross distortion of the Company's operations which would be materially misleading to shareholders and others with which the Company does business.

        Because the Company is seeking review of its revenue recognition policy, it has not reported and filed its financial results for the fourth quarter and fiscal year ended March 31, 1999. Under the revenue recognition policy which the Company has been following, the Company would have reported a net loss of $709,000 for the fourth fiscal quarter of 1999 and a net loss of $1.1 million for the fiscal year ended March 31, 1999. These are unaudited results and they are subject to change in the event that it is determined, following FASB review, that the Company is required to recognize revenue in accordance with TB 90-1. If the Company is required to utilize TB 90-1, assuming that the results of prior years are restated in conformity with such Technical Bulletin, it is likely that shareholders' equity would be substantially adversely impacted. However, the Company does not believe that the accounting change would have a material effect on the Company's operation or cash flow. The Company is in the process of completing its analysis of what its financial results would be under TB 90-1 for the fiscal year ended March 31, 1999 and prior years. Depending upon the magnitude of the restatement, it is possible that, as a growth company, the Company would fail to satisfy certain Nasdaq listing criteria, which could be an additional basis for termination of the Company's Nasdaq listing.

        The Company believes that its revenue recognition policy is an industry standard followed by public companies in the service contract administration business. It is the Company's understanding that other publicly held service contract administrators which are subject to SEC reporting requirements recognize revenue in the same manner as the Company. The Company believes that this industry practice is correct in that its present revenue recognition policy provides the most realistic and faithful representation of the Company's operating results - and it is far more meaningful to investors, shareholders, customers and vendors than that which would result from recognition of revenue under the TB 90-1 guidelines.

The Company's Immediate Plans

        As previously indicated, the Company is proceeding to request a review of its revenue recognition policy by FASB, which it expects to submit to FASB shortly. Pending receipt of FASB's response, the Company will complete and file with the SEC its report on Form 10-K for its fiscal year ended March 31, 1999, which report will include Parts I, III and IV. Part II will be filed supplementally following receipt of FASB's response and completion of the audit. The Company will submit written materials in support of its appeal of the Nasdaq delisting action no later than Wednesday, August 4, 1999 and will proceed with its appeal of such Nasdaq action. The Company also will continue to consider alternatives to its present operating model which might have the effect of minimizing or eliminating the TB 90-1 issue so that its impact, if the result of FASB inquiry is unfavorable, can be minimized. There can be no assurance that any such alternative structure will be available to the Company.

Safe Harbor Statement made pursuant to the Private Securities Litigation Reform Act of 1995

        The foregoing Current Report may contain statements which are forward looking in nature. It should be understood that, at this time, the correct accounting policy to apply or the potential impact of the accounting policy which is ultimately adopted has not conclusively been determined. While management believes that the revenue recognition policy which the Company has followed is the proper policy, no assurance can be made that FASB or the SEC will continue to concur with the Company's position. Many accounting policies are subject to different interpretations by accountants and governing organizations.

                                                    SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                      WARRANTECH CORPORATION







Date:  July 30, 1999                              By: /s/ Richard F. Gavino
                                                     ------------------------
                                                      Richard F. Gavino
                                                      Chief Financial Officer